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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 12, 1997


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     New England Electric System's offer to purchase any and all shares of preferred stock of its subsidiary The Narragansett Electric Company (the Company) expired on Friday, December 12,
1997.   The settlement date is expected to be Friday, December
19, 1997.

     The following table outlines the preliminary results of the offer to purchase and the purchase price to be received by tendering shareowners on the anticipated settlement date.

                                           Approximate
                                        Number of
                                          Shares     Price per
The Narragansett Electric Company        Tendered      Share*
---------------------------------       ----------   ----------

$50 par value
     Cumulative Preferred Stock
     4.50% Series                                  128,425       $42.86
     4.64% Series                                   88,504       $45.94
     6.95% Series                                  254,950       $60.25
*plus accrued dividends

     The total number of the Company's preferred shares tendered represents 64.6% of the total outstanding shares of the Company's preferred stock.

     The actual number of shares tendered for purchase will depend on the final report of the depositary and subsequent confirmation of proper delivery.

     In addition, a special meeting of preferred shareholders of the Company was held on Friday, December 12, 1997 at which amendments to the Company's Preferred Stock Provisions were passed by more than the necessary two-thirds majority of the Company's preferred shareholders, which removed from the Provisions a limitation on the Company's ability to issue unsecured debt without the prior approval of the preferred shareholders.

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                            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY

                                 s/Alfred D. Houston

                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date: December 18, 1997